Exhibit 9.1

                                  Quinenco S.A.
                        List of Significant Subsidiaries

The following list contains the name, jurisdiction of incorporation and the names under these subsidiaries do business of Quinenco's significant subsidiaries as defined under rule 1-02(w) of Regulation S-X. Names of multiple wholly-owned subsidiaries have been omitted.

                               Jurisdiction of       Name Under Which                                 Number of Omitted
Name                            Incorporation       Subsidiary Operates        Line of Business        Subsidiaries(1)
----                            -------------       -------------------        ----------------        ---------------
                                                                               Investments in
LQ Inversiones Financieras                                                     Financial Services
S.A.                                Chile       LQIF                           Sector                        12
Inversiones Rio Grande S.A.                     Inversiones Rio Grande S.A.
                                    Chile                                      Investments                   18
VTR S.A.                            Chile       VTR S.A.                       Investments                    2
                                                                               Industrial
Madeco S.A.                         Chile       Madeco                         Manufacturer                  27

(1) The jurisdiction of incorporation of all of the omitted subsidiaries is outside of the United States.